Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of FitLife Brands, Inc. (the "Company") on Form 10-K for the year ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Day Judd, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant Date: April 17, 2018	FitLife Brands, Inc. By: /s/ Dayton Judd
Dayton Judd
Interim Chief Executive Officer (Principal Executive Officer)